UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

DUKE ENERGY OHIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-1232	31-0240030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

139 East Fourth Street, Cincinnati, Ohio  45202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.   Other Events.

On December 17, 2008, Duke Energy Ohio, Inc.  announced that the Public Utilities Commission of Ohio (PUCO) approved the settlement agreement on its electric security plan under Ohio’s new energy law. The agreement establishes generation rates for 2009 through 2011.  The settlement agreement was reached with most intervening parties, the Staff of the PUCO and the Ohio Consumers’ Counsel in October and was then sent to the PUCO for approval.  Under the settlement terms, the base cost for generation service will increase by approximately 2 percent of the total bill annually in 2009 and in 2010 for residential customers, and each year from 2009 through 2011 for non-residential customers.  Additionally, the bill for generation service will continue to include cost-based trackers for fuel and purchased power, capacity purchases and environmental compliance expenditures.

An overview providing additional detail on the settlement is attached to this Form 8-K as Exhibit 10.1.

.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits.

10.1	Electric Security Plan (ESP) Settlement Overview.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: December 22, 2008	By:	/s/Myron L. Caldwell
	Name:	Myron L. Caldwell
	Title:	Senior Vice President, Rates
and Regulatory Accounting

DUKE ENERGY OHIO, INC.

Date: December 22, 2008	By:	/s/ Myron L. Caldwell
	Name:	Myron L. Caldwell
	Title:	Senior Vice President, Rates
and Regulatory Accounting

EXHIBIT INDEX

Exhibit	Description
10.1	Electric Security Plan (ESP) Overview.